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                                                                    Exhibit 99.1


                WIRELESS XCESSORIES GROUP ANNOUNCES EXPIRATION OF
                            ALL OUTSTANDING WARRANTS

HUNTINGDON VALLEY, Pa., April 10, 2000 - Wireless Xcessories Group, Inc. (Nasdaq: WIRX), formerly known as Batteries Batteries, Inc., today announced that all of its outstanding warrants (Nasdaq: WIRXW) expired at the close of trading on April 8, 2000 in accordance with their terms. Prior to their expiration, the warrants were exercisable into shares of the Wireless Xcessories Group's common stock at a price of $5.00 per share.

A three-day broker protection period is in effect, meaning that persons who initiated transactions in the warrants prior to their expiration may submit their warrant certificates to complete these transactions until the close of business on April 12, 2000.

Wireless Xcessories Group manufactures and distributes wireless accessory products sold to dealers, distributors and network airtime carriers throughout North America.

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